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KPMG Peat Marwick LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402







                            INDEPENDENT AUDITORS' CONSENT





The Board of Directors
Advantus Cornerstone Fund, Inc.:


We consent to the use of our report included herein and the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.

                                                  KPMG Peat Marwick LLP


Minneapolis, Minnesota
December 3, 1998